                                CLOSING AGREEMENT


         THIS CLOSING AGREEMENT (this "Agreement") is made and entered into as of the 20th day of February 2003, among AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA, INC., a Colorado corporation that is wholly-owned by AmerAlia ("NSI"), SENTIENT EXECUTIVE GP I, LIMITED, ACTING ON BEHALF OF THE GENERAL PARTNER OF SENTIENT GLOBAL RESOURCES FUND I, L.P. and SENTIENT (AUST) PTY. LIMITED, ACTING ON BEHALF OF SENTIENT GLOBAL RESOURCES TRUST NO. 1 (each being a "Party").

                                    RECITALS:

         A. The Parties have negotiated a transaction by which Natural Soda AALA, Inc. ("NSAALA"), a wholly-owned subsidiary of NSI, will purchase all of the assets, subject to the liabilities, of White River Nahcolite Minerals Ltd. Liability Co., including (without limitation) its business operations (the "Acquisition") pursuant to an asset purchase agreement dated January 9, 2003 (the "APA").

         B. Sentient Global Resources Fund I, L.P. and Sentient Global
Resources Trust No. 1 (collectively the "Sentient Entities") will provide the Loan (as defined below) for the completion of the Acquisition, and AmerAlia and the Sentient Entities will provide additional cash for bridge financing purposes at the Financial Closing.

         C. The Parties recognize that the Acquisition will occur prior to the Financial Closing at which time the financial relationships between the Parties will be definitively established.

         D. The Parties desire to enter into this Agreement to provide benefits to the Sentient Entities for providing the cash necessary to complete the Acquisition, and to provide for the steps required as conditions precedent to the Financial Closing.

         NOW, THEREFORE, intending to be legally bound and for good and adequate consideration, the receipt and sufficiency of which AmerAlia, NSI, and each of the Sentient Entities acknowledge, the parties hereto agree as follows:

ARTICLE I         ADVANCEMENT OF FUNDS FOR ACQUISITION

1.01 The Sentient entities will loan NSI $24,000,000 (the "Loan") for the completion of the Acquisition.

    (a) NSI will execute and deliver a promissory note payable to the Sentient Entities in the total amount of the Loan, which note will be due and payable (with no interest) on the thirtieth day after the Acquisition, which note is in the form attached as Schedule 1.01(a) (the "Note");

    (b) NSI will pledge 100% of the capital stock of NSAALA to the Sentient Entities as collateral for the repayment of the obligations represented by the Note pursuant to the terms of the Pledge Agreement attached as
         Schedule 1.01(b);

    (c) Except with the prior consent of the Sentient Entities, NSI will use the Loan solely for the purposes, in the amounts and no sooner than as set forth on Schedule 1.01(c), in the columns captioned NSI (at Closing), NSI Week 1, NSI Week 2 and NSI Week 3.

1.02 Following the Acquisition and prior to termination of this Agreement, NSI, AmerAlia, and the Sentient Entities will operate the business of NSAALA as set forth in a budget attached as Schedule 1.01(c), and the board of directors of NSI and NSAALA will consist of four directors during the term of this Agreement (being Messrs. Bill H. Gunn, Peter Cassidy, Mark Jackson and Robert van Mourik), and all decisions (including changes to the budget or deviations from the ordinary course of the business to be acquired by NSAALA) will be made by the directors acting by the affirmative vote of three of the four directors. Upon a default under the Note and upon Sentient's written request either Bill H. Gunn or Robert van Mourik will be deemed to have resigned from the board of directors of NSI and NSAALA, and further board action will require the affirmative vote of two of the three remaining directors.

1.03 Prior to the Sentient Entities providing the Loan to NSI, Burns, Figa & Will, P.C. will provide their legal opinion to the Sentient Entities that this Agreement, the Pledge Agreement, and the Note have been duly authorized and are enforceable in accordance with their respective terms (subject to standard exceptions).

ARTICLE II.       FINANCIAL CLOSING.


2.01 The term "Financial Closing" means that time when the following occur (which shall all be deemed to occur simultaneously at the Financial Closing):

    (a) The Sentient Entities receive repayment of the Note through the issuance by NSI of the secured Series A 15% Debentures (the "Series A Debentures"), the secured Series B1 Subordinated 15% Debentures ("Series B1 Debentures"), and the secured Series B2 Subordinated 15% Debentures ("Series B2 Debentures");

    (b) The "Documents" (as that term is defined in Article III, below) are delivered and become binding upon all parties thereto; and

    (c) AmerAlia will have purchased Series A Debentures in an amount not less than $3,000,000.

2.02 Schedule 2.02 sets forth conditions precedent to the occurrence of the Financial Closing (the "conditions precedent").

2.03 AmerAlia covenants and agrees to accomplish the following actions set forth on Schedule 2.03 (the "post-closing covenants").

2.04 AmerAlia will keep the Sentient Entities advised from time-to-time as to their progress in completing the conditions precedent and the post-closing covenants.

2.05 The Financial Closing will occur three business days after AmerAlia provides the Sentient Entities with written notice that the conditions precedent have been completed or waived in writing by the Sentient Entities, or will be completed at or before the Financial Closing.

ARTICLE III. THE DOCUMENTS. The Parties anticipate that the Financial Closing will require the execution and delivery of the documents referenced in Schedules 3.01 and 3.02 (collectively the "Documents").

3.01 The Parties have approved and have executed the documents set forth on
Schedule 3.01.

3.02 The Parties have substantially negotiated the documents set forth on
Schedule 3.02 and will complete the negotiation for these documents in good faith and with all reasonable diligence prior to the Financial Closing.

3.03 The documents listed in Schedules 3.01 and 3.02 are presented for identification purposes only and are not incorporated herein.

ARTICLE IV. TERMINATION. Except as provided in Section 2.03 above, this Agreement shall terminate and shall have no further force or effect as of the earlier of: (i) the date of the Financial Closing or (ii) the date that the Note is due and payable and the Sentient Entities have acquired the Collateral as that term is defined in the Pledge Agreement.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF AMERALIA AND NSI. As of the date of this Agreement, AmerAlia makes the following representations and warranties to the Sentient Entities:

         5.1. CORPORATE EXISTENCE AND AUTHORITY.

                  (a) NSI (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect. NSI has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement. NSI's Articles of Incorporation are as filed with the Colorado Secretary of State and will be effective prior to the Closing.

                  (b) NSAALA (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect.

                  (c) AmerAlia (i) is a corporation duly organized, validly existing, and in good standing under the laws of Utah; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect. AmerAlia has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement.

         5.2 FINANCIAL STATEMENTS AND REPORTS.

                  (a) AmerAlia has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. AmerAlia has delivered or made available to the Purchasers true and complete copies of (i) AmerAlia's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, (ii) all other forms, reports, statements and documents filed by AmerAlia with the SEC pursuant to the Exchange Act since June 30, 2002, and (iii) all reports, statements and other information provided by AmerAlia to its stockholders since July 1, 2002 (collectively, the "SEC Reports").

                  (b) NSI has provided the Purchasers with such information regarding its and NSAALA's financial condition, assets (and assets to be acquired in the Acquisition), operations and proposed operations, management and proposed management, and business plan, the Acquisition, and other information (collectively, the "Corporate Disclosure") as the Purchasers may have requested. The term "Corporate Disclosure" includes (without limitation) confidential and non-public information that NSI has provided to the Purchasers with respect to the contemplated acquisition of the assets of WRNM.

                  (c) As of their respective dates, neither the SEC Reports nor the Corporate Disclosure contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each of the consolidated financial statements of AmerAlia included or incorporated by reference in the SEC Reports (including any such SEC Report filed after the date of this Agreement until the Closing) were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of AmerAlia and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 2002 there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of AmerAlia or any of its consolidated subsidiaries except as disclosed in the SEC Reports. AmerAlia is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since June 30, 2002. Since June 30, 2002, the only change of significance to AmerAlia that has not been included in an SEC Report has been (i) the removal of the AmerAlia common stock from the Nasdaq SmallCap Market on or about August 21, 2002, as a result of AmerAlia's failure to meet the minimum bid price requirement imposed by Nasdaq and (ii) AmerAlia's continuing accrual of unpaid salaries, fees, expense reimbursement, legal fees, and accounting fees since the date of the last SEC Report.

         5.3 DEFAULT. After diligent investigation, to their knowledge and except as disclosed in Sections 5.7 and 5.8, below, neither AmerAlia, NSI nor NSAALA is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default could be reasonably expected to cause a material adverse effect.

         5.4 AUTHORIZATION AND COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS.

                  (a) Except as contemplated in connection with the Acquisition, the execution, delivery and performance by NSI of this Agreement have been or prior to the completion of such transactions will be duly authorized by all requisite action on the part of NSI and do not and will not violate the Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the completion of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of NSI pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which NSI or any of its properties is bound.

                  (b) Except as contemplated in connection with the Acquisition, the execution, delivery and performance by AmerAlia of its obligations under this Agreement have been or prior to the completion of such transactions will be duly authorized by all requisite action on the part of AmerAlia and do not and will not violate the Articles of Incorporation or Bylaws of AmerAlia or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the completion of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of AmerAlia pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which AmerAlia or any of its properties is bound.

                  (c) Except as required in connection with the Acquisition, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by AmerAlia, NSI, or NSAALA of this Agreement or the validity or enforceability thereof. Neither AmerAlia, NSI nor NSAALA is in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment, permit, or decree and is in full compliance with all applicable permits, laws, regulations and rules where such violation would cause a material adverse effect. To the best knowledge of AmerAlia and NSI, all officers of AmerAlia, NSI, and NSAALA have complied with all material applicable permits, laws, regulations and rules in the course and scope of their employment with AmerAlia, NSI or NSAALA, as applicable.

         5.5 Intentionally omitted.

         5.6 ENVIRONMENTAL CONDITION OF THE PROPERTY.

                  (a) After diligent investigation, to AmerAlia's and NSI's knowledge, the location, construction, occupancy, operation and use of AmerAlia's properties and NSI's properties (including the properties described in the Asset Purchase Agreement that NSAALA will acquire pursuant to the Acquisition) do not violate any applicable permit, law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting such properties, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and environmental laws and regulations (as referred to in this Section 5.6, collectively, "applicable laws") where such violation could reasonably be expected to cause a material adverse effect;

                  (b) Without limitation of clause (a) of this Section 5.6 and to AmerAlia's and NSI's knowledge, neither AmerAlia, NSI, NSAALA nor such properties are subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

                  (c) After diligent investigation, to AmerAlia's and NSI's knowledge, neither AmerAlia, NSI nor NSAALA is subject to any liability or obligation relating to (i) the environmental conditions on, under or about such properties, including, without limitation, the soil and ground water conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any polluting substance which could reasonably be expected to cause a material adverse effect;

                  (d) After diligent investigation, to AmerAlia's and NSI's knowledge, there is no polluting substance or other substance that may pose any risk to safety, health or the environment on, under or about any such properties that could reasonably be expected to cause a material adverse effect;

                  (e) AmerAlia and/or NSI, whichever is applicable, have undertaken a detailed investigation and all other reasonable steps to determine the environmental condition of such properties, and each hereby represents and warrants that, to their knowledge, no polluting substances have been disposed of or otherwise released on, onto, into, or from their properties by AmerAlia, NSI NSAALA, or third parties and the use which AmerAlia, NSI and/or NSAALA makes and intends to make of such properties does not and will not result in the disposal or other release of any polluting substances on, onto, into or from such properties; and

                  (f) AmerAlia, NSI, and NSAALA, whichever is applicable, have been (or will be as contemplated in the Acquisition) issued all required federal, state and local licenses, certificates or permits relating to, and their properties, AmerAlia, NSI, NSAALA and AmerAlia's, NSI's and NSAALA's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, polluting substances, or other environmental, health or safety matters where non-compliance could reasonably be expected to have a material adverse effect.

         5.7 LITIGATION AND JUDGMENTS. There is no suit, action, proceeding or investigation pending or, after reasonable inquiry, to the best knowledge of AmerAlia, or NSI, threatened against or affecting AmerAlia, NSI or NSAALA, that has not been disclosed to Purchaser or that the outcome of which, in the reasonable judgment of NSI, could reasonably be expected to have a material adverse effect, nor (except with respect to the matter entitled Hudson v. AmerAlia, Inc., et al. (case no. 99-CV-3050, Division 5, El Paso County, Colorado) in which the court entered judgment against AmerAlia on June 4, 2002 in the amount of $374,100 (the "Hudson Litigation")), is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against AmerAlia, NSI or NSAALA, that has not been disclosed to Purchasers or which could reasonably be expected to have either individually or in the aggregate, a material adverse effect.

         5.8 RIGHTS IN PROPERTIES; LIENS. Except for the liens which will be released by the lienholders at or before the Financial Closing as set forth in
Section 2.02, and to AmerAlia's and NSI's knowledge, AmerAlia, NSI, and NSAALA have good and marketable title to all properties and assets reflected on their balance sheets, and none of such properties or assets is subject to any other liens. AmerAlia and NSI enjoy, and (when the Acquisition is completed) NSAALA will enjoy, peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a material adverse effect. AmerAlia, NSI have, and (when the Acquisition is completed) NSAALA will have, the exclusive right to use all of the intellectual property necessary to their business as presently conducted, and AmerAlia's, NSI's and NSAALA's use of the intellectual property does not infringe on the rights of any other person where such nonexclusively or infringement would have a material adverse effect. To the best of AmerAlia's and NSI's knowledge, no other person is infringing the rights of AmerAlia or NSI in any of the intellectual property. Neither AmerAlia, NSI, nor NSAALA owes any royalties, honoraria or fees to any person by reason of its use of the intellectual property.

         5.9 ENFORCEABILITY. This Agreement when delivered shall constitute the legal, valid and binding obligations of AmerAlia and NSI, respectively, enforceable against AmerAlia or NSI (as appropriate) in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         5.10 INDEBTEDNESS. Except as disclosed on the financial statements identified in Section 5.2 with respect to AmerAlia, and except as AmerAlia has continued to accrue in the ordinary course of its business (including, without limitation, unpaid salaries, expenses, attorneys' fees, and other corporate expenses), AmerAlia has no indebtedness. Schedule 5.10 accurately sets forth the outstanding debt of NSI. At the date of this Agreement and immediately prior to the completion of the Acquisition, the liabilities of NSAALA are zero.

         5.11 TAXES. AmerAlia, NSI, and NSAALA have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by AmerAlia, NSI, or NSAALA in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. Neither AmerAlia nor NSI know of any pending investigation of AmerAlia, NSI, or NSAALA by any taxing authority or pending but unassessed tax liability of AmerAlia, NSI, or NSAALA. AmerAlia, NSI, and NSAALA have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither AmerAlia, NSI, nor NSAALA is a party to any tax-sharing agreement.

         5.12 USE OF PROCEEDS; MARGIN SECURITIES. Neither AmerAlia, NSI, nor NSAALA is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither AmerAlia, NSI, NSAALA nor any person acting on their behalf has taken any action that might cause the transactions contemplated by this Agreement to violate Regulations T, U or X or to violate the Exchange Act.

         5.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the employee benefit plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any employee benefit plan, all members of any Controlled Group have made all contributions or payments to or under each employee benefit plan required by law, by the terms of such employee benefit plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any pension plan which poses a risk of causing a Lien to be created on the assets of NSI or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 5.13, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any employee benefit plan which could have a material adverse effect or a material adverse effect on the condition, financial or otherwise, of an employee benefit plan.

         5.14 DISCLOSURE. No representation or warranty made by AmerAlia or NSI in this Agreement or in any of the documents, instruments, or other information furnished to the Purchasers by AmerAlia or NSI contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by AmerAlia or NSI in this Agreement, or in any document, certificate, exhibit or Schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that does, or with the passage of time, could reasonably be expected to materially and adversely affect the condition (financial or otherwise), results of operations, business, properties, or prospects of AmerAlia, NSI, or NSAALA that has not been disclosed in the documents provided to Purchasers. The foregoing is qualified to the extent necessary as a result of the fact that NSI and NSAALA have not completed the Acquisition at the time of this Agreement, but intend to complete the Acquisition simultaneously with the execution and delivery of this Agreement. When used in this context in this Article 5, "disclosure to the Purchasers" includes but is not limited to disclosure made to The Sentient Group and its representatives as agents for the Purchasers.

         5.15 SUBSIDIARIES AND CAPITALIZATION.

                  (a) NSI has no subsidiaries, other than NSAALA. AmerAlia has no subsidiaries other than NSI. All the issued and outstanding shares of capital stock of AmerAlia and NSI are duly authorized, validly issued, fully paid and nonassessable.

                  (b) Subject to the completion of the transactions contemplated in this Agreement, and the Acquisition, the capitalization of AmerAlia is as represented as of the dates indicated in the SEC Reports.

                  (c) Subject to the completion of the transactions contemplated in this Agreement, and the Acquisition, NSI has 51,000 shares of its common stock outstanding.

                  (d) No violation of any preemptive rights of shareholders of AmerAlia or NSI has occurred by virtue of the transactions contemplated under this Agreement. Subject to the completion of the transactions contemplated in this Agreement and the Acquisition, there are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon NSI granting to any person or group of persons any right to purchase or acquire shares of NSI's capital stock except as contemplated in the transactions necessary to complete the Acquisition or as otherwise described in the SEC Reports.

         5.16 INVESTMENT COMPANY ACT. Neither NSI, NSAALA nor AmerAlia is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.17 PUBLIC UTILITY HOLDING CORPORATION ACT. Neither NSI nor NSAALA is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Corporation Act of 1935, as amended.

         5.18 NO LABOR DISPUTES. Neither AmerAlia, NSI nor NSAALA is involved in any labor dispute. Neither AmerAlia, NSI, nor NSAALA is a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of AmerAlia's, NSI's or NSAALA's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

         5.19 BROKERS. Except with respect to amounts owed to McFarland Dewey Securities Co., neither AmerAlia, NSI, NSAALA nor any of its shareholders has dealt with any broker, finder, commission agent or other person in connection with the transactions referenced in or contemplated by this Agreement, nor is AmerAlia, NSI, NSAALA, or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions. NSI undertakes AmerAlia's obligation to pay fees to McFarland Dewey pursuant to the agreement entered into between AmerAlia and McFarland Dewey which agreement is being performed for the benefit of NSI.

         5.20 INSURANCE. The amount and types of insurance carried by AmerAlia, NSI and NSAALA, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as AmerAlia, NSI and NSAALA and similarly situated companies.

ARTICLE VI.       MISCELLANEOUS.

6.01 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.02 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the others.

6.03 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.04 Representations of AmerAlia and NSI. AmerAlia and NSI hereby represent and warrant to each of the Sentient Entities that this Agreement, the Pledge Agreement, and the Note have each been authorized by all required corporate action and each is enforceable against AmerAlia and NSI as applicable in accordance with their respective terms.

6.05 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by a nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice to the other parties hereto):

         If to NSI:                  Natural Soda, Inc.
                                     20971 E. Smoky Hill Rd
                                     Centennial, CO 80015
                                     Attn:  President
                                     Tel:  (720) 876-2373
                                     Fax:  (720) 876-2374

         If to AmerAlia:             AmerAlia, Inc.
                                     20971 E. Smoky Hill Rd
                                     Centennial, CO 80015
                                     Attn:  President
                                     Tel:  (720) 876-2373
                                     Fax:  (720) 876-2374

         With a copy (which does not constitute notice) to:
                                     Burns Figa & Will, P.C.
                                     Suite 1030, 6400 Fiddler's Green Circle
                                     Englewood, CO 80111
                                     Attn:  Herrick K. Lidstone, Jr., Esq.
                                     Tel:     (303) 796-2626
                                     Fax:     (720) 493-9951

                                     If to the Sentient Entities:
                                     Sentient Executive GP I, Limited
                                     (on behalf of the General Partner of
                                     Sentient Global Resources Fund 1, L.P.)
                                     Third Floor, Harbour Centre
                                     PO Box 10795APO
                                     George Town, Grand Cayman
                                     Cayman Islands
                                     Attn: Kim McLaughlin
                                     Tel: (345) 946 0933
                                     Fax: (345) 946 0921

Sentient (Aust) Pty Limited                  Sentient Asset Management Canada Limited
                                             Trustee of Sentient Global Resources Trust No. 1
Level 9, 20 Loftus Street                    1010 Sherbrooke Street West
Sydney, NSW 2000                             Suite 1512
Australia                                    Montreal, Quebec H3A-2R7 Canada
Attn:  Peter Cassidy, Director               Attn:  Mark Jackson, Director
Tel:     (612) 8243-2904                     Tel:     (514) 223-2578
Fax:     (612) 8243-2990                     Fax:     (514) 223-2575


If any party sends any notice to NSI, it will also send a copy of such notice to the other parties in order for such notice to be effective.

6.06 Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without reference to rules of conflicts of law.

6.07 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

6.08 Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

6.09 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

6.10 Authority. Each of the signatories on behalf of the Parties hereto represents and warrants to each of the other parties that he has executed this Agreement on behalf of the party for whom such signature appears with all necessary corporate, partnership, trust, or other authority (as the case may be).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NATURAL SODA, INC.                             AMERALIA, INC.



By:                                            By:
   -----------------------------                  ----------------------------
Bill H Gunn, Chairman                          Bill H. Gunn, President


SENTIENT EXECUTIVE GP I, LIMITED,
ON BEHALF OF THE GENERAL PARTNER OF
SENTIENT GLOBAL RESOURCES FUND I, L.P.         SENTIENT (AUST) PTY. LIMITED,
                                               AS TRUSTEE OF
                                               SENTIENT GLOBAL RESOURCES
                                               TRUST NO. 1


By:                                            By:
   ----------------------------------             ------------------------------
(Signature)                                    (Signature)

-------------------------------------
(Print Name and Title)                         (Print Name and Title)

                                SCHEDULE 1.01(A)
                                    THE NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND WAS OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THIS PROMISSORY NOTE CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

                                                      On demand, but not before
$ 24,000,000                                               March 24, 2003
"Principal Amount"                                         "Maturity Date"

                                                           February 20, 2003
                                                           "Issue Date"

         FOR VALUE RECEIVED, the undersigned, NATURAL SODA, INC., a Colorado corporation, with its principal place of business at 20971 E. Smoky Hill Rd., Centennial, CO 80015 (Tel: (720) 876-2373; Fax: (720) 876-2374) (referred to herein as "NSI"), promises to pay to the order of SENTIENT GLOBAL RESOURCES FUND I, L.P. (as to 84% of the principal amount) and to the order of SENTIENT GLOBAL RESOURCES TRUST NO. 1 (as to 16% of the principal amount) (hereinafter "Holders") whose addresses are set forth below, in lawful money of the United States of America, the Principal Amount set forth above at such times and on such terms and conditions as are set forth herein.

1. Term. The principal amount of this Note shall be payable on the Maturity Date set forth above or upon acceleration pursuant to Section 8.

2. Payments of Interest. There shall be no interest accruing on this obligation unless there is a default in the payment of this Note. Principal and interest not paid when due shall bear interest at 18% per annum, and the accrual of interest will be retroactive to February 20, 2003. All principal and interest payable hereunder shall be paid by wire transfer of immediately available funds to such account as the Holders may specify in writing for such payments.

3. No Prepayments. NSI may not prepay the indebtedness.

4. Collateral. The Holders hold 100% of the outstanding common stock of Natural Soda AALA, Inc., as collateral for the repayment of the amounts due hereunder. The Holders hold such collateral pursuant to the terms of a pledge agreement.

5. Applicable Law. The provisions of this Note will be construed in accordance with the laws of the State of Colorado.

6. Reimbursement of Collection Costs. NSI agrees to reimburse Holders for all reasonable costs, including reasonable attorneys' fees, incurred to collect this
Note if not paid when due.

7. Event of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

         (a) If NSI shall fail to pay any amount due hereunder after written demand by Holders or either of them.

         (b) If NSI shall commence a voluntary case under the federal bankruptcy laws, shall seek to take advantage of any insolvency laws, shall make an assignment for the benefit of creditors, shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property, or shall take any action authorizing or seeking to effect any of the foregoing.

         (c) If a trustee, receiver, custodian or similar official or agent shall be appointed for NSI or any substantial part of its property, or all or any substantial part of the property of NSI is condemned, seized or otherwise appropriated by any governmental authority.

         (d) If NSI shall have an order or decree for relief in any voluntary or involuntary case under the federal bankruptcy laws entered against it, or any involuntary petition seeking reorganization, liquidation, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws, or any similar law for the relief of debtors, shall be brought and shall be consented to or shall remain undismissed.

         (e) A material breach by NSI or AmerAlia of the Closing Agreement.

         (f) A material adverse change in the financial condition or operations of AmerAlia, NSI, or NSAALA.

8. Acceleration. Following the occurrence of an Event of Default under Section 7 above the Holders shall be entitled to declare the unpaid portion of the Principal Amount and all accrued but unpaid interest to be immediately due and payable whereupon all such amounts shall be immediately due and payable. The exercise of such right, or any other right, shall not constitute the Holders' sole remedy or an exclusive election of remedies by Holders.

9. Authority. NSI hereby represents and warrants to the Holders that it has caused this Note to be executed and delivered with all necessary authority.

10. Assignment. This Note may not be transferred or otherwise assigned by the Holders or by NSI.

11. Notices. Any notice, request, demand, consent, approval or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, sent by a nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice to the other parties hereto):

     If to NSI:                        Natural Soda, Inc.
                                       20971 E. Smoky Hill Rd
                                       Centennial, CO 80015
                                       Attn:  President
                                       Tel:  (720) 876-2373
                                       Fax:  (720) 876-2374

                                            If to the Holders:

                                       Sentient Executive GP I, Limited
                                       (on behalf of the General Partner of
                                       Sentient Global Resources Fund 1, L.P.)
                                       Third Floor, Harbour Centre
                                       PO Box 10795APO
                                       George Town, Grand Cayman
                                       Cayman Islands
                                       Attn: Kim McLaughlin
                                       Tel: (345) 946 0933
                                       Fax: (345) 946 0921

Sentient (Aust) Pty Limited                   Sentient Asset Management Canada Limited
                                              Trustee of Sentient Global Resources Trust No. 1
Level 9, 20 Loftus Street                          1010 Sherbrooke Street West
Sydney, NSW 2000                                   Suite 1512
Australia                                          Montreal, Quebec H3A-2R7 Canada
Attn:  Peter Cassidy, Director                     Attn:  Mark Jackson, Director
Tel:     (612) 8243-2904                           Tel:     (514) 223-2578
Fax:     (612) 8243-2990                           Fax:     (514) 223-2575


If any party sends any notice to NSI, it will also send a copy of such notice to the other parties in order for such notice to be effective.

12. Waiver of Presentment, Etc. NSI hereby waives presentment of payment, protest and demand, and notice of demand, protest, dishonor and non-payment of this promissory note.

NATURAL SODA, INC.

BY:
     ------------------------------------------------
     Bill H. Gunn, Chairman and CEO              Date




STATE OF COLORADO                              )
                                               ) ss.
COUNTY OF                                      )
         ------------
         Subscribed, sworn to, and acknowledged before me by Bill H. Gunn as chairman and CEO, and on behalf of, Natural Soda, Inc., on this ___ day of February 2003.

         Witness my hand and official seal.

         My commission expires:
                               --------------------------

                                            ------------------------------
                                            Notary Public

                                SCHEDULE 1.01(B)
                                PLEDGE AGREEMENT


                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT, is made and entered into as of the 20th day of February 2003 between Natural Soda, Inc., a Colorado corporation, 20971 E. Smoky Hill, Centennial, CO 80015, Attn: President (Tel: (720) 876-2373; Fax: (720) 876-2374) (the "Pledgor") and The Sentient Global Resources Fund I, L.P., c/o Sentient Executive GP 1, Limited, Third Floor, Harbour Centre, PO Box 10795APO, George Town, Grand Cayman, Cayman Islands and The Sentient Group, Sentient Asset Management Canada Limited, 1010 Sherbrooke Street West, Suite 1512, Montreal, Quebec H3A-2R7 Canada, Attn: Mark Jackson, Director (Tel: (514) 223-2578; Fax:
(514) 223-2575) as collateral agent for the holders of the Note and (after the Financial Closing) pursuant to the Collateral Holding and Liquidation Agreement dated effective February 20, 2003, on behalf of, and as agent for the secured Series A 15% Debentures (the "Series A Debentures"), the secured Series B1 Subordinated 15% Debentures ("Series B1 Debentures"), and the secured Series B2 Subordinated 15% Debentures ("Series B2 Debentures") (the "Pledgee").

                                R E C I T A L S:


1. The Pledgor is the owner of 100% of the issued shares of common stock of Natural Soda AALA, Inc., a Colorado corporation ("NSAALA", referred to herein as the "Pledged Shares");


2. The Pledgor has issued a promissory note to the Pledgee in the amount of $24,000,000 (the "Note") pursuant to the terms of the Closing Agreement dated February 20, 2003, which Note is intended to be repaid by the issuance of Series A Debentures, Series B1 Debentures, and Series B2 Debentures at the Financial Closing as defined below.


3.   The Pledged Shares collateralizes the repayment of the Note.


4. The Pledgee has agreed to hold the Collateral subject to this Pledge Agreement prior to the Financial Closing to secure the Note, and then pursuant to the Collateral Holding and Liquidation Agreement and the Debentures following the Financial Closing. For the purposes of this Agreement, the term "Financial Closing" is defined in that certain Closing Agreement to which the Pledgor and the Pledgee are among the parties dated February 20, 2003.

         NOW, THEREFORE, with reference to the above recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PLEDGE. To secure the due and punctual payment and performance of the Liabilities (as hereinafter defined), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Pledgee as collateral for the repayment of the Note prior to the Financial Closing and (on and after the Financial Closing) as agent for the holders of the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures, and hereby grants to the holders of the Note (prior to the Financial Closing) and (after the Financial Closing) to the holders of the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures (collectively the "Holders") through the Pledgee as their agent a security interest in the following (the "Collateral"):

                  a. The Pledged Shares and the certificates representing the Pledged Shares, and all cash, securities, options, warrants, dividends, rights, investment property (as such term is defined in the Uniform Commercial Code as in effect in Colorado) and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for or appurtenant to any or all of the Pledged Shares, whether in connection with an increase or reduction in capital, reclassification, merger, consolidation, sale of assets, stock split, spin-off, split-off or otherwise;

                  b. All additional shares of capital stock of NSAALA at any time and from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and all cash, securities, options, warrants, dividends, rights, investment property and other property at any time and from time to time received, receivable or otherwise distributed with respect to or in exchange for or appurtenant to any or all of such shares, whether in connection with an increase or reduction in capital, reclassification, merger, consolidation, sale of assets, stock split, spin-off, split-off or otherwise;

                  c. All other property (including investment property) hereafter delivered to Pledgee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, investment property and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for or appurtenant to any or all thereof; and

                  d. All proceeds and products of any of the foregoing.

         TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining, incidental or appurtenant thereto, unto Pledgee, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereafter set forth.

         The term "Liabilities," as used herein, shall mean all obligations of the Pledgor to the Holders (defined above to mean the holders of the Note prior to the Financial Closing, and (on and after the Financial Closing) to the holders of the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures).

         2. Warranties, Representations, and Covenants. Pledgor hereby warrants, represents and covenants to Pledgee and to the Holders as follows:

                  a. Pledgor is, and at the time of any future delivery, pledge, assignment or transfer will be, the lawful owner of the Collateral, free of all claims and liens other than the security interest hereunder with full right to deliver, pledge, assign and transfer the Collateral as collateral hereunder;

                  b. NSAALA is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

                  c. the Pledged Shares constitute 100% of the issued capital stock of NSAALA and are fully paid, validly issued and nonassessable shares of capital stock of NSAALA;

                  d. upon delivery of the Pledged Shares in accordance with this Pledge Agreement, this Pledge Agreement shall create a valid first priority lien upon and perfected security interest in the Pledged Shares and the proceeds thereof, subject to no other security interest, lien, charge or encumbrance or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Shares;

                  e. there is no pending or threatened (to the best knowledge of Pledgor) litigation respecting the Collateral, Pledgor or NSAALA or in any way impairing the ability of the Pledgor to perform all of its obligations under the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures, or this Pledge Agreement;

                  f. the execution and delivery of this Pledge Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of, and compliance with, the terms and conditions hereof, do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which Pledgor is a party or by which it is bound, constitute a default under any of the foregoing, or result in the creation of a lien, claim, charge or encumbrance other than the interests granted by this Pledge Agreement;

                  g. to deliver to Pledgee as agent for the Holders certificates of stock with respect to each of the Pledged Shares, together with assignments of such Pledged Shares executed by Pledgor and stock powers with respect to the Pledged Shares executed by Pledgor in blank;

                  h. to deliver to Pledgee as agent for the Holders all Collateral hereafter acquired promptly upon acquisition thereof;

                  i. to defend Pledgee's right as agent for the Holders, and its title and security interest in and to the Collateral against the claims of any person, firm, corporation or other entity at Pledgor's own expense;

                  j. to deliver promptly to Pledgee all written notices received with respect to the Collateral and to give promptly Pledgee written notice of any other notices received with respect to the Collateral; and

                  k. to execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request at any time, and from time to time, in writing, to effect the purposes of this Pledge Agreement.

         3. Care of Collateral. Pledgee shall be deemed to have exercised reasonable care with respect to the interest of Pledgor in the custody and preservation of the Collateral if it takes such action for that purpose as Pledgor shall reasonably request in writing, but failure of Pledgee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Pledgee to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

         4. CERTAIN RIGHTS REGARDING COLLATERAL AND LIABILITIES.

                  a. Pledgee, from time to time, after occurrence of an Event of Default (as defined in the Note prior to the Financial Closing, or (following the Financial Closing) any of the Series A Debentures, the Series B1 Debentures, or the Series B2 Debentures) and without notice to the Pledgor, may take all or any of the following actions on behalf of and as agent for the Holders:


         (i) notify the parties obligated on any of the Collateral to make payment to Pledgee of any amounts due or to become due thereunder;

         (ii) enforce collection of any of the Collateral by suit or otherwise, and sell, surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period any obligations of any nature of any party with respect thereto; and

         (iii) take control of any proceeds of the Collateral.

                  b. Pledgee, from time to time, whether before or after occurrence of an Event of Default and without notice to the Pledgor, may take all or any of the following actions on behalf of and as agent for the Holders:

         (i) retain or obtain a security interest in any property in addition to the Collateral to secure any of the Liabilities;


         (ii) retain or obtain the primary or secondary liability of any party, in addition to Pledgor with respect to any of the Liabilities;

         (iii) extend or renew for any period any of the Liabilities or release or compromise any obligation of any nature of any party with respect thereto;


         (iv) surrender, release or exchange all or any part of any property, including the Collateral, securing any of the Liabilities, or compromise or extend or renew for any period any obligations of any party with respect to any such property; and


         (v) after the occurrence of a Default, resort to the Collateral for payment of any of the Liabilities for the benefit of the Holders, whether or not it shall have resorted to any other property securing the Liabilities or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities.


                  c. At any time, Pledgee, at its option, may surrender or assign, without recourse, the Collateral to Pledgor, and, during the term of this Agreement and prior to any foreclosure hereunder, Pledgor hereby agrees to accept such surrender or assignment. Pledgor hereby agrees that, in the event of such surrender or assignment to Pledgor, Pledgee shall be Pledgor's attorney-in-fact to execute such papers and do such things as NSAALA may require in implementing the foregoing. Such surrender or assignment shall be effective upon Pledgee's transmission to Pledgor, as set forth in Section 10 hereof, of the following:


         (i) any Collateral then in Pledgee's possession;


         (ii) written notice of Pledgee's exercise of the option granted by this subsection (c); and


         (iii) such other instruments and assignments, if any, as Pledgee may deem to be sufficient as against Pledgee to terminate any interest of Pledgee in the Collateral.


Any such surrender or reassignment shall be without recourse upon or warranty by Pledgee, except that Pledgee shall warrant that it has not encumbered or assigned the Collateral.


                  d. Until occurrence of an Event of Default, Pledgor shall have the rights to vote its shares at any meeting of the shareholders of NSAALA.


                  e. Event of Default. An Event of Default under this Pledge Agreement means the occurrence of any Event of Default as defined in the Note (prior to the Financial Closing) and (after the Financial Closing) as defined in the Series A Debentures, the Series B1 Debentures, or the Series B2 Debentures, as applicable.

         5. DIVIDENDS. Any and all cash, stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof or received in exchange for the Pledged Shares or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, forthwith shall be delivered to Pledgee or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock power executed by Pledgor in accordance with Pledgee's instructions) to be held subject to the terms of this Pledge Agreement.


         6. APPLICATION OF PROCEEDS OF SALE OR CASH HELD AS COLLATERAL. Upon occurrence of any Event of Default, proceeds of sale of Collateral sold pursuant to Section 6 hereof and the cash held as Collateral hereunder, shall be applied by Pledgee as follows:


                  First: to payment of the costs and expenses of such sale, including the expenses of Pledgee and the fees and expenses of counsel employed in connection therewith, and to the payment of all advances made by Pledgee for the account of Pledgor hereunder and the payment of all costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Pledge Agreement, to the extent that such advances, costs and expenses shall not have been theretofore reimbursed to Pledgee;

                  Second: to the payment of the remainder of the Liabilities in such order as Pledgee shall determine;

                  Third: to the payment of any other amounts required by applicable law, including, without limitation, all provisions of Article 9 of the Uniform Commercial Code as in effect in Colorado; and

                  Fourth: the balance, if any, of such proceeds shall be paid to Pledgor, its successors and assigns, or as a court of competent jurisdiction may direct.

         7. AUTHORITY OF PLEDGEE. Pledgee shall have and shall be entitled to exercise all such powers hereunder as are specifically delegated to Pledgee by the terms hereof, together with such powers as are incidental thereto. Pledgee may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Neither Pledgee, nor any director, officer or employee of Pledgee, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection therewith, except for its own gross negligence or willful misconduct.

         8. RELEASE AND TERMINATION. This Pledge Agreement shall terminate when all the Liabilities and all obligations of Pledgor hereunder have been irrevocably fully paid and performed, at which time Pledgee shall reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor, or to such person or persons as Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by Pledgee and shall be made at the expense of Pledgor.


         9. NOTICES. All notices provided for herein shall be in writing, and shall be served in one of the following ways: (a) by personal service (which service shall be considered effectuated when actual delivery is made upon the addressee, if delivery is made during normal business hours (and on the day after personal delivery, if delivery is made after normal business hours)); or
(b) by certified mail, return receipt requested, with postage prepaid (which service shall be considered effectuated when there has been delivered to the forwarding party the receipt executed by the party to whom it was addressed or a notice from the postal authorities that the person to whom it was addressed has failed to accept delivery); or (c) a recognized overnight delivery service (which service shall be considered effectuated when there has been delivered to the forwarding party a notice that the delivery was made). All notices shall be addressed, as set forth in the first paragraph above, or at such other address as shall be designated by any party hereto in a written notice served on the other party pursuant to this Section 9.


         10. BINDING AGREEMENTS: ASSIGNMENT. This Pledge Agreement and all provisions hereof shall be binding upon Pledgor, its successors, assigns, executors, administrators and legal representatives and all other persons or entities claiming under or through Pledgor, and the word "Pledgor," when used herein, shall include all such persons and entities and any others liable for the payment of the indebtedness secured hereby or any part thereof, whether or not they have executed the Note, the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures, or this Pledge Agreement. Provided, however, Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any interest therein, or any cash or property held by Pledgee as Collateral under this Pledge Agreement. The word "Pledgee," when used herein, shall include Pledgee's successors, assigns and legal representatives, including all other holders, from time to time, of the Note, the Series A Debentures, the Series B1 Debentures, or the Series B2 Debentures.


         11. NO LIABILITY ON PLEDGEE. Anything herein contained to the contrary notwithstanding: (i) Pledgor shall remain liable under any instrument which is a part of the Collateral to perform all of its obligations thereunder; and (ii) Pledgee shall have no obligation or liability under the Collateral by reason of or arising out of this Pledge Agreement, nor shall Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of Pledgor under or pursuant to the Collateral, or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any

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action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.


         12. RIGHTS AND REMEDIES. All rights and remedies set forth in this Pledge Agreement are cumulative, and the holders of the Note and (when issued) the Series A Debentures, the Series B1 Debentures, and the Series B2 Debentures, and of every other obligation secured hereby may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby. Unless as expressly provided in this Pledge Agreement to the contrary, no consent or waiver, express or implied, by any interested party referred to herein, to or of any breach or default by any other interested party referred to herein, in the performance by such other party of any obligations contained herein shall be deemed a consent to or waiver of the performance by such party of any other obligations hereunder or the performance by any other interested party referred to herein of the same, or of any other, obligations hereunder.


         13. GOVERNING LAW; INTERPRETATION. This Pledge Agreement shall be governed by the laws of the State of Colorado. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. Time is of the essence of this Pledge Agreement.


         14. MISCELLANEOUS. Neither this Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Collateral be released, except by an instrument in writing duly signed by or on behalf of Pledgee hereunder. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Pledge Agreement. As used in this Pledge Agreement, the singular shall include the plural and the plural shall include the singular, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.





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         IN WITNESS WHEREOF, the parties hereto have caused this Pledge
Agreement to be duly executed as of the date first above written.


    PLEDGOR:                                             PLEDGEE:


NATURAL SODA, INC.                           SENTIENT EXECUTIVE GP1, LIMITED, ON
                                             BEHALF OF THE GENERAL PARTNER OF
                                             SENTIENT GLOBAL RESOURCES FUND I,
                                             L.P., on behalf of the Holders



        By:                                  By:
        Bill H. Gunn, Chairman               Mark A. Jackson, Managing Director



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